Exhibit 10(n)

December 17, 2008

Mr. Leslie Moonves

c/o CBS Corporation

51 West 52nd Street

New York, NY 10019

Dear Mr. Moonves:

This letter serves to modify, for purposes of Section 409A of the Internal Revenue Code (“Section 409A”), certain provisions of your employment agreement, dated October 15, 2007 (“Employment Agreement”).  Capitalized terms used in this letter agreement without definition have the meanings assigned to them in the Employment Agreement.  This letter, when fully executed below, shall amend your Employment Agreement as follows:

1.	The following sentence shall be added at the end of paragraph 7(g) of your Employment Agreement:

“Notwithstanding anything in this paragraph 7(g) to the contrary, Employer will not exercise such right to deduct from any monies otherwise payable to you to the extent such offset would be a violation of Section 409A.”

2.	The following two sentences shall be added at the end of paragraph 9(d)(v)d. of your Employment
Agreement:

“The rules of the preceding sentence shall apply to all reimbursements and in-kind benefits payable under the Employment Agreement that constitute deferred compensation for purposes of Section 409A. In addition, in no event shall any such reimbursements be paid later than the last day of the calendar year following the year in which the related expense was incurred.”

3.	The following wording shall be added immediately before the semicolon at the end of paragraph 10(ii) of your Employment Agreement:

“(the date of such payment for purposes of Section 409A shall be the date of your death, and such payment shall be made by February 28th of the year following the year in which your death occurs).”

4.	Except as otherwise provided herein, your Employment Agreement shall continue in full force and effect in accordance with its terms.

Mr. Leslie Moonves

To acknowledge your agreement to the foregoing, please sign, date and return this letter to me not later than December 31, 2008.

Very truly yours,

CBS CORPORATION

		By:	/s/ Louis J. Briskman

Louis J. Briskman
Executive Vice President and
General Counsel,
CBS Corporation

Accepted and Agreed:

/s/ Leslie Moonves
Leslie Moonves

Dated:	Dec. 18, 2008